EXHIBIT 99.1

California Gold Corp. Announces Closing of Its Private Placement and
Decision To Move Forward With Its Acquisition of up to an Eighty Percent
Interest in Mexivada's AuroTellurio Gold-Tellurium Property in Sonora, Mexico

NEW YORK, Dec. 28, 2010, 2010 (Canada NewsWire via COMTEX) —

California Gold Corp. (OTC Bulletin Board: CLGL; the "Company") is pleased to announce it has completed a closing of a private placement offering (the "Offering") pursuant to which the Company sold to various institutional and accredited investors and non-U.S. persons (collectively, the "Investors") 58,478,258 units of its securities (the "Units") for gross proceeds of $1,461,956.45, at an offering price of $0.025 per Unit. 36,478,258 of the Units consist of one share of the Company's common stock, par value $0.001 per share (the "Common Stock"), and a warrant to purchase one-half share of Common Stock at an exercise price of $0.125 per whole share (the "Warrants"). Another 22,000,000 of the Units each consist of one share of the Company's Series A convertible Preferred stock, par value $0.001 per share (the "Series A Preferred Stock"), and Warrants to purchase one half of one share of Common Stock. The Warrants will be exercisable from issuance until eighteen months after the closing of the Offering. The Company plans to apply the net proceeds of this closing towards the AuroTellurio Acquisition, certain outstanding accounts payable and working capital.

As previously reported, the Company signed a binding letter of intent (the "LOI") with Mexivada Mining Corp. ("Mexivada") to acquire up to an 80% interest in Mexivada's La Viuda and La Viuda-1 concessions comprising its AuroTellurio tellurium-gold-silver property south of the city of Moctezuma, Sonora, Mexico (the "AuroTellurio Acquisition"). The AuroTellurio project directly adjoins a tellurium project now in active development as a tellurium mine by First Solar, Inc. (NASDAQ: FSLR), the multi-billion solar manufacturing firm.

The Company has completed its due diligence on the AuroTellurio property, and has determined to proceed with the AuroTellurio Acquisition. It expects a definitive purchase agreement and joint venture agreement to be negotiated and signed by the parties within a reasonable time period.

James Davidson, Chief Executive Officer of the Company, stated: "We are very excited about closing our private placement offering which now enables us to complete our agreement with Mexivada to acquire up to an 80% interest in Mexivada's AuroTellurio tellurium-gold-silver mining project in Mexico. The fact that First Solar, Inc. is now developing a directly adjacent tellurium mining project next to this property holds great promise for significant discovery by California Gold Corp.

"We see this joint venture project as uniquely suited for the times. The "rare-earth" tellurium has important uses in alternative energy, while gold and silver, we believe, are likely to continue to rally due to macroeconomic conditions. As Nobel Prize-winning economist Robert Mundell, 'the father of the Euro,' recently warned, 'We are living in the worst monetary instability in the last 3,000 years.' The prospect for precious metals has seldom been more promising."

This press release does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the foregoing or other securities of the Company. Any such offer may only be made by offering materials issued by the Company. The foregoing referenced securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and such securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons unless registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available.

About California Gold Corp.

California Gold Corp. is an early stage, U.S. public company currently pursuing a business strategy in the gold, precious metals and rare metals mining sectors in the Americas.

Forward-Looking Statements

Certain statements in this news release are forward-looking. All statements other than statements of historical facts included in this news release including, without limitation, statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," "projects," "potential," "target," "goal," "plans," "objective," "should" or similar expressions or variations on such expressions are forward-looking statements. The Company can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause the Company's actual results to differ materially from the forward-looking statements including, but not limited to, the Company's ability to identify appropriate corporate acquisition and/or joint venture opportunities in the precious and rare metals mining sector, the Company's ability to establish technical and managerial infrastructure, the Company's ability to raise the required capital to take advantage of and successfully participate in any such opportunities, and future economic conditions, political stability and precious and rare metals prices The Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this news release to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.